CODE OF ETHICS

ARISTOTLE CAPITAL BOSTON, LLC

January 19, 2021

This Code of Ethics (“Code”) is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (“Company Act”). In conformity with these rules, this Code is adopted by Aristotle Capital Boston, LLC (“Aristotle Boston” or the “Adviser”), in its role as investment adviser to separately managed accounts, in its role as investment adviser or sub-adviser to registered investment companies (“Mutual Funds”) and as a sub-adviser to Collective Investment Trusts (CITs).

1.	Standards of Business Conduct

We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients, including individual accounts as well as Mutual Funds (collectively, “Clients”) and their investors, is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

We are fiduciaries to our Clients. As such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients’ interests are paramount to and come before our personal interests. Our Access Persons and Supervised Persons, as those terms are defined in this Code, are also expected to behave as fiduciaries with respect to our Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client’s account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons and Supervised Persons of Aristotle Boston must not:

•	employ any device, scheme or artifice to defraud a Client;

•

make to a Client or an investor or prospective investor in any of the Mutual Funds managed by Aristotle Boston any untrue statement of a material fact or omit to state to a Client or any investor or prospective investor in any of the Mutual Funds managed by Aristotle Boston a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•

engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client or any investor or prospective investor in any of the Mutual Funds managed by Aristotle Boston;

•	engage in any manipulative practice with respect to a Client or any investor or prospective investor in any of the Mutual Funds managed by Aristotle Boston;

•	use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

•	conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in the applicable Compliance Manual and the CFA Institute Code of Ethics and Standards of Professional Conduct.1 However, Access Persons and Supervised Persons are expected to comply not merely with the “letter of the law”, but with the spirit of the laws, this Code and applicable Compliance Manual.

Should you have any doubt as to whether this Code applies to you, you should contact the Chief Compliance Officer (CCO).

2.	Definitions

As used in the Code, the following terms have the following meanings:

A.

Access Persons include: (1) officers of the Adviser; (2) any Supervised Person of the Adviser who (a) has access to nonpublic information regarding any Client’s purchase or sale of securities, or portfolio holdings of any Client; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; and (3) any other person who the CCO determines to be an Access Person. For purposes of this Code, Aristotle Boston has determined that all full-time employees are Access Persons. The firm’s Access Person list is available upon request.

B.

Automatic Investment Plan means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).

C.

Beneficial Ownership generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). However, any transactions or holdings reports required by Section 4.C of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.

D.	Chief Compliance Officer or CCO means the Adviser’s Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO’s designee, as applicable.

E.

Federal Securities Laws means: (1) the Securities Act of 1933, as amended (“Securities Act”); (2) the Exchange Act of 1934; (3) the Sarbanes-Oxley Act of 2002; (4) the Advisers Act of 1940, as amended; (5) title V of the Gramm-Leach-Bliley Act; (6) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

F.

Initial Public Offering or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

G.

Limited Offering means an offering that is exempt from registration under the Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506. Limited Offerings of securities issued by Aristotle Boston or any Private Fund are included in the term Limited Offering.

H.	Purchase or Sale of a Security includes, among other things, the writing of an option to purchase

[1]

Applicable compliance manuals include, among others, the Adviser’s policies and procedures adopted pursuant to Advisers Act Rule 206(4)-7. Access Persons and Supervised Persons are required to comply with relevant compliance procedures, whether or not listed.

or sell a security.

I.

Reportable Fund means: (1) any registered investment company advised or sub-advised by Aristotle Boston or its affiliates; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with Aristotle Boston.

J.

Reportable Security means any security as defined in Advisers Act Section 202(a)(18) and Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. For purposes of this Code, the term Reportable Security, which provides a broader exemption than the term “Covered Security”,[2] is used for compliance with both Rule 204A-1 and Rule 17j-1, except as otherwise noted.

K.

Security Held or to be Acquired means any Reportable Security which, within a (1) day, (i) is or has been held by a Client, or (ii) is being or has been considered by a Client or the Adviser for purchase by a Client. This definition also includes any option to purchase or sell any security convertible into or exchangeable for a Reportable Security.

L.

Supervised Person of the Adviser means any partner, officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.

M.	StarCompliance is the electronic system which receives and processes reportable personal transactions and certifications under this Code.

3.	Compliance with Governing Laws, Regulations and Procedures

A.	All Access Persons shall comply with all applicable federal and state laws and rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

B.

Each Access Person, at the time of hire, will receive information on how to access the Code and the related procedures therein. Further, each Access Person must complete and submit a statement on an annual basis that he or she has reviewed the Code. Each Access Person shall have and maintain knowledge of and shall comply with the provisions of this Code and any procedures that are subsequently amended or adopted hereunder.

C.

All Access Persons shall comply with all the laws and regulations concerning insider trading and with the Adviser’s prohibition against insider trading as specified below under Substantive Restrictions.

D.	All Access Persons shall comply with limitations on political activity as specified under the substantive restrictions listed below and shall notify the CCO of any political contributions.

E.	Any Access Person having supervisory responsibility shall exercise reasonable supervision over other Access Persons subject to his or her control, with the purpose of preventing any violation by

[2]

Covered Security under Rule 17j-1 means any security as defined in Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end registered investment companies.

such persons of applicable statutes and regulations, or the provisions of this Code adopted hereunder.

F.

Any Access Person encountering evidence that appears to be a violation of applicable statutes or regulations or provisions of this Code shall report such evidence to the CCO or such other person as appointed in procedures adopted hereunder. Any such action by the Access Person responsible for the reporting shall remain confidential, unless the Access Person waives confidentiality or federal or state law or authorities compel disclosure. The failure to report such evidence may result in disciplinary proceedings or further action as deemed appropriate by the Adviser.

4.	Substantive Restrictions

A.

Blackout Period. No Access Person shall buy or sell a Reportable Security on the same day as any trades in the Reportable Security are made for Client accounts unless the Client transaction is a result of:

•	bringing a new Client’s account of Reportable Securities in line with the existing accounts in the strategy;

•	an immaterial cash flow in a Client’s account; or

•	an account liquidation related to an account termination request.

A relaxation of, or exemption from, these procedures may only be granted by the CCO after the personal trading request and authorization form has been reviewed. The price paid or received by a Client account for any Reportable Security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person.

B.

IPO and Limited Offering Restrictions. Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior CCO approval using the form attached as Exhibit A. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with Aristotle Boston. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Access Person who has been authorized to acquire such securities must disclose their interests if considering an investment in such securities for a Client. Any decision to acquire the issuer’s securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer.

C.

Other Trading Restrictions. Access Persons may not: (1) hold more than 5% of the outstanding securities of a single company without the approval of the CCO; or (2) engage in frequent trading in securities (e.g., day trading).

D.	Short Swing Profits. Access Persons may not profit from the purchase and sale or sale and purchase of a security within a 15-calendar day period, unless the transaction was authorized by the CCO.

E.

Gift Policy. Access Persons must not give or accept gifts from any entity doing business with or on behalf of the Adviser and/or Mutual Funds in contravention of the Gift Policy outlined below. Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm. Gifts of nominal value or those that are customary in the industry such as meals or entertainment may be appropriate but should first be approved by the CCO. Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice.

Access Persons must report gifts and/or entertainment given or received in excess of $25 to the CCO or designee by completing the Gift Reporting Form, through StarCompliance, attached as

Exhibit H.

Access Persons must obtain approval from the CCO or designee to give or accept gifts and/or entertainment in excess of $250 (either one single gift, or in aggregate, within one calendar year) to any individual or entity. Access Persons must seek approval by completing the Gift Reporting Form through StarCompliance.

Limits may be lower as required by certain third parties, such as clients or business partners, among others. In such cases, the lower limit will apply. Access Persons must be aware of and shall comply with such lower limits.

A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed a completed Gift Reporting Form.

F.	Political Contributions. All Access Persons must disclose all political contributions. Political contribution by Access Persons are subject to the following limits:

(1)	All contributions must be reported to the CCO. Contributions in excess of the amounts stated below must be pre-approved by the CCO.

(a)	$350 in an election in which an Access Person can vote for

(b)	$150 in an election in which an Access Person cannot vote

(c)	Limits may be lower as required by state or local law. A registered representative of FINRA may also be subject to lower requirements. In such cases the lower requirement will apply.

(d)	Exceptions to the above approval criteria may be granted only in limited circumstances at the discretion of the CCO after examination of the specific facts and circumstances.

(e)	Using the firm’s name or funds to support political candidates or issues, or elected or appointed government officials is prohibited.

(f)

Please refer to the policies and procedures related to political contributions in the adviser’s Compliance Manual. A Political Contribution Pre-clearance Request Form can be found in Exhibit G of this Code’s Appendix.

G.

Conflicts of Interest. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, “Information Wall” procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or Aristotle Boston or which would impair their ability to discharge their duties with respect to Aristotle Boston and Aristotle Boston’s Clients.

H.

Fair Treatment. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our Compliance Manual designed to detect, prevent or mitigate such conflicts.

I.

Service as Outside Director, Trustee or Executor. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval attached here as Exhibit I. In the event such a request is approved, information barrier procedures may be utilized to avoid potential conflicts of interest. Other than by virtue of their position with Aristotle Boston or with respect to a family member, no Access Person may serve as a trustee, executor or fiduciary. Similarly, Access Persons may not serve on a creditor’s committee. In appropriate circumstances the CCO may grant exemptions from this provision.

J.	Outside Business Activities. Must be reviewed and approved by the CCO, include:

•	being employed or compensated by any other entity;

•	engaging in any other business including part-time, evening or weekend employment;

•	serving as an officer, director, partner, etc., in any other entity;

•	ownership interest in any non-publicly traded company or other private investments; or,

•	any public speaking or writing activities.

Written approval for any of the above activities is to be obtained by an employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the firm and any conflicts of interests in such activities may be addressed.

K.

Forfeitures. If there is a violation of paragraphs A, B, C or D, above, the CCO may determine whether any profits should be forfeited and may be paid to one or more Clients for the benefit of the Client(s). The CCO will determine whether gifts accepted in violation of paragraph E need to be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

L.

Reporting Violations. Any Access Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

M.	Waivers. CCO may grant waivers of any substantive restriction in appropriate circumstances (e.g., personal hardship) and will maintain records necessary to justify such waivers.

N.

Brokerage Accounts. Access Persons must disclose all brokerage accounts that he/she has direct or indirect beneficial ownership or discretionary authority to the CCO and instruct their brokers to provide timely duplicate account statements or electronic holdings and transaction data (through StarCompliance) to the CCO. Access Persons must submit holdings and transaction reports for Reportable Securities and Reportable Funds in which the Access Person has, or acquires, any direct or indirect beneficial ownership. An Access Person is presumed to be a beneficial owner of Reportable Securities and/or Reportable Funds that are held by his or her immediate family members sharing the Access Person’s household.

A sample form of duplicate account statement and confirmations request letter is included as Exhibit E.

5.	Pre-clearance and Reporting Procedures

A.	Pre-clearance.

(1)

Each Access Person shall obtain prior approval from the CCO in the form attached as Exhibit A (or through similar format, including without limitation through StarCompliance) for all personal securities transactions in Reportable Securities and Reportable Funds.

(2)	Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval in the form attached as Exhibit A (or through similar format, including without limitation through StarCompliance) of the CCO.

B.	Pre-clearance Exceptions. Pre-clearance requirements do not apply to:

(1)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

(2)	Purchases or sales of Reportable Securities which are not eligible for purchase or sale by any Client;

(3)

Purchases or sales of open-end funds. Access Persons are reminded that “front- running” Client transactions or trading on the basis of material, nonpublic inside or confidential information violates not only this Code, but our insider trading policies and procedures as well as other securities laws and, if proven, can be punishable by fines and other penalties;[3]

(4)	Purchases or sales which are non-volitional on the part of either the Access Person or the Client;

(5)	Transactions in securities which are not Reportable Securities;

(6)	Purchases which are part of an Automatic Investment Plan or DRIP;

(7)

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(8)

Any investment grade fixed income securities transaction, or series of related transactions, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities on behalf of a Client; and

(9)	Transactions in GNMA securities.

Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given transaction. Aristotle Boston may, from time to time and in the sole discretion of the CCO, maintain a “Restricted List” of securities in which Access Persons may not trade.

C.	Required Reports.

(1)

Initial and Annual Holdings Reports. Each Access Person must submit to the CCO the initial holdings report (example attached as Exhibits B and C or such other form designated by the CCO: (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person’s holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually (attached as Exhibit C or such other form designated by the CCO, including through StarCompliance), on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.

(2)	Holdings reports must contain the following information:

(a)

the title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial

[3]	Purchases or sales of ETFs are still subject to the Reporting Requirements set forth in Section 5.C., below.

ownership;

(b)

the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit. (Note that even those accounts that hold only non-Reportable Securities must be included); and

(c)	the date the Access Person submits the report.

(3)

Brokerage statements containing all required information may be substituted for the holdings report Form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a holdings report containing the missing information as a supplement to the statement or confirmation.

Quarterly Reports. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the CCO covering all transactions in non-excepted Reportable Securities in the form attached as Exhibit D or such other form designated by the CCO, including through StarCompliance.

(4)	Transactions reports must contain the following information:

(a)

the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

(b)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)	the price of the security at which the transaction was effected;

(d)	the name of the broker-dealer or bank with or through which the transaction was effected;

(e)	the date the Access Person submits the report;

(f)

brokerage account statements or electronic holdings and transaction data (through StarCompliance) containing all required information may be substituted for the attached form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation.

D.	Exceptions to Reporting Requirements.

The reporting requirements of Section 5.C. apply to all transactions in Reportable Securities other than:

(1)	transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and

(2)	transactions effected pursuant to an Automatic Investment Plan or DRIP.

In the event the discretion over the account changes such that the Access Person has direct or indirect influence or control, the Access Person must promptly report to the CCO and begin providing quarterly account statements. An Access Person will generally be deemed to have “direct or indirect influence or control” over any account in which he or she:

(1)	Directs the purchases and/or sales of investments;

(2)	Suggests purchases and/or sales of investments to the trustee or third-party discretionary manager; or

(3)	Consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation.

Please note that granting a third-party discretionary investment authority over an account does not, by itself, exempt an account from the reporting requirements. Similarly, trusts over which an Access Person is the grantor or beneficiary may also be subject to the reporting requirements, regardless of whether a trustee has management authority. Aristotle Boston will conduct additional due diligence to determine whether an Access Person may have any direct or indirect influence or control over the investment decisions of such accounts, which may include:

(1)	Evaluating the relationship between the Access Person and the person managing the account;

(2)	Requesting completion of periodic certifications by the Access Person or third-party managers regarding the Access Person’s influence over the account;

(3)	Requesting periodic completion of holdings or transaction reports to identify transactions that would have been prohibited pursuant to this Code, absent reliance on the reporting exemption; or

(4)	Periodically request statements for accounts managed by third-parties where there is no identified direct or indirect influence or control over the investment decisions in an account.

If an Access Person is unsure as to whether an account is qualified for the exemption, he or she should consult with the CCO. In the event it is determined that the Access Person may have direct or indirect influence or control over investment decisions, the Access Person will be required to pre-clear trades for all Reportable Securities and Reportable Funds in the account as well as provide account statements as required with any reportable account.

E.

Duplicate Statements and Trade Confirmations. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, may choose to arrange that the broker shall mail directly to the CCO at the same time they are mailed or furnished to such Access Person (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security and each Reportable Fund in such account and (2) copies of periodic statements with respect to the account, provided, however, that such duplicate copies need not be filed for transactions involving Non-Reportable Securities. This requirement also may be waived by the CCO in situations when the CCO determines that duplicate copies are unnecessary. A sample form of duplicate account statement and confirmation request letter is attached as Exhibit E.

F.

Prohibition on Self Pre-clearance. No Access Person shall pre-clear his/her own trades, review their own reports or approve their own exemptions from this Code. When such actions are to be undertaken with respect to a personal transaction of the CCO, the President, Chief Executive Officer, Chief Investment Officer or Chief Risk Officer or other senior compliance person will perform such actions as are required of the CCO by this Code.

6.	Code Notification and Access Person Certifications

The CCO shall provide notice to all Access Persons of their status under this Code and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or amendment and the CFA Institute Code of Ethics, each Access Person shall make the certification contained in Exhibit F or such other form designated by the CCO, including through StarCompliance.

Annual certifications are due within 45 days after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons attending. (A copy of the CFA Institute Code of Ethics and Standards of Professional Conduct is included in Exhibit J.)

7.	Review of Required Code Reports

A.	Reports required to be submitted pursuant to the Code will be reviewed by the CCO on a periodic basis.

B.

Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be “material” to the President and/or the Board, as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner the CCO deems to be appropriate. However, sanctions more severe than a warning or censure must be approved by the President or the Board, as applicable.[4]

C.	The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

D.

Sanctions for violations of the Code include: verbal or written warnings and censures, monetary sanctions, disgorgement or dismissal. Where a particular Client has been harmed by the action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the President or CCO.

8.	Recordkeeping and Review

This Code, a record of all certifications of an Access Person’s receipt of the Code or any amendments thereto, any written prior approval for a Reportable Securities transaction given pursuant to Section 5.A. of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Adviser’s records, for the periods and in the manner required by Advisers Act Rule 204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

9.	Review of Code

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Material and non-material amendments to this Code should be made and distributed as described in Section 6. Code Notifications and Access Person Certifications.

A.

Disciplinary Actions Any violation of this Code, for any reason or any degree of severity (whether or not the Access Person intended to violate the Code), may be grounds for disciplinary action, including dismissal.

The Adviser may take one or more of the following disciplinary actions including but not limited to: issuing a letter of instruction; requiring a meeting with the CCO, issuing a violation report; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade(s) to be broken at the Access Person’s expense; requiring corrective action, suspension, or dismissal and the reporting of the violation to the appropriate regulatory authorities.

B.	Procedural Non-compliance

[4]	To the extent that the President also serves as CCO, no such report or approval will be required.

Non-compliance with the procedural requirements of this Code (i.e. failure to submit holdings reports in a timely manner) will be documented. Repeated failure to disclose or repeated non-compliance (i.e. three similar failures to comply in one year) will be considered a violation and may result in disciplinary action.

C.	Violations of Trading Non-compliance

Failure to comply, whether intentional or not, with the pre-clearance requirements and/or substantive prohibitions of this Code with respect to trading activity may result in disciplinary action as identified above in Section 9.A. Additionally, if a violation occurs which creates an actual conflict of interest with a Client account, the Adviser reserves the right to treat such violation as one that warrants disciplinary action.

EXHIBIT A

Sample Personal Trading Request and Authorization Form

EXHIBIT B

EXHIBIT B User Account Aristotle Review (AristotleReview) Requested Date Time Status Pending Completion System Document Descriptor Initial Compliance Packet Submitted Date/Time Version Status Current Requested By Due Date/Time This form must be completed and submitted within 10 days of becoming an Access Person. The due date is listed on the certification request alert and your StarCompliance Homepage. Please ensure all broker accounts, private investments, and political contributions are included. If not, such information should be added via the appropriate request tab or notify a member of the Compliance team to disclose. Any technical questions should be sent to aristotle@fairviewinvest.com or starcompliance@aristotlecap.com INITIAL COMPLIANCE CERTIFICATION Initial Code of Ethics Receipt The below links provide access to the Code of Ethics (“Code”). Please select the link, open the document and review the current version of the Code. Once completed, please attest that you have read and understand the Code. Please note, once you have clicked on the below link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification. Aristotle Capital Boston, LLC—Code of Ethics I hereby acknowledge receipt of the current Code, including any applicable amendments. I hereby certify that I Recently have read/re-read the Code (including any amendments thereto); Understand the Code; and Recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Printed Electronic Signature Initial Compliance Manual Receipt The below links provide access to the Compliance Manual for each entity where you have reporting requirements. Please select each link, open the document and review the version of the respective Manual. Once completed, please attest that you have read and understand each Manual. Please note, once you have clicked on the appropriate Manual(s), a new window should open where you can access each Manual. Once you have reviewed the Manual, you can close that window and return to this certification. Aristotle Capital Boston, LLC—Compliance Manual

I hereby acknowledge receipt of the current Compliance Manual(s), including any applicable amendments. I hereby certify that I Recently have read/re-read the Compliance Manual(s) (including any amendments thereto); Understand the Compliance Manual(s); and Recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Compliance Manual(s) and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Compliance Manual(s). Moreover, I agree to promptly report to the Chief Compliance Officer or designee any violation or possible violation of the Compliance Manual(s) of which I become aware. I understand that violation of the Compliance Manual(s) will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Printed Electronic Signature Initial Holdings / Broker Accounts Report Account types are defined as: REPORTABLE ACCOUNTS: A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks, ETFs and mutual funds advised or sub-advised by Aristotle. DISCRETIONARY ACCOUNTS: A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for discretionary accounts when you or an immediate family member exercises direct or indirect control over the account. Generally, an access person, or his or her immediate family, will be deemed to have direct or indirect control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. An additional form must be completed for discretionary accounts. NON-REPORTABLE ACCOUNTS: Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds (unless they are Aristotle advised or sub-advised mutual funds); (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect control. Do you, or an immediate family member, have direct or indirect beneficial ownership in any investment accounts? For purposes of this report, “immediate family member” shall include an access person’s: (a) Spouse or domestic partner; (b) Children under the age of 18; and (c) Any relative residing in the same household as the access person. Yes No

Initial Private Investments or Limited Offerings Report In compliance with the Firm’s Compliance Manual, all Private Investments and/or Limited Offerings must be reported to the Firm. If you have Private Investments or Limited Offerings, please select ‘Yes’ for the following question. Additionally, by attesting to this certification with a printed electronic signature, you are certifying that you have accurately reported all Private Investments and/or Limited Offerings in which you or an immediate family member has a beneficial interest. In the event additional Private Investments or Limited Offerings need to be reported, please contact your Chief Compliance Officer. PRIVATE INVESTMENTS AND/OR LIMITED OFFERINGS: A Private Investment or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company. Per above description, do you or an immediate family member have any beneficial interest in a Private Investment and/or Limited Offering? Yes No I hereby certfiy that the Private Investments and/or Limited Offerings reported above constitute all the Private Investments and/or Limited Offerings in which I (or an immediate family member) have a direct or indirect beneficial interest as required to be reported by the Firm’s Compliance Manual and Code of Ethics. I also confirm that if any changes have been made to my Private Investments and/or Limited Offerings, I will disclose those changes accordingly to the Firm’s compliance team. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature Cybersecurity Policy Attestation The below links provide access to the Cybersecurity Policies & Procedures (the “Cybersecurity Policies”). Please select the link, open the document and review the current version of the Cybersecurity Policy. Once completed, please attest that you have read and understand the Cybersecurity Policies. Please note, once you have clicked on the below link, a new window should open where you can access the Cybersecurity Policies. Once you have reviewed the document, you can close that window and return to this certification. Aristotle Cybersecurity Policies and Procedures

I hereby acknowledge receipt of the current Cybersecurity Policies including any applicable amendments. I hereby certify that I Recently have read/re-read the Cybersecurity Policies including any amendments thereto; Understand the Cybersecurity Policies; Recognize that I am subject to its provisions as an access person and by the access and use of the Firm’s computer systems and network; and I have complied with and will continue to comply with the requirements of the Cybersecurity Policies. Moreover, I agree to promptly report to my supervisor or a member Computer Incident Response Team any violation or possible violation of the Cybersecurity Policies, including but not limited to the compromise of any network password, any known threats to the network and any jeopardized or actual loss of company data, including client information. I understand that violation of the Cybersecurity Policies will be grounds for disciplinary action or potential dismissal and may also be a violation of federal and/or state securities laws. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature Insider Trading Attestation The undersigned access person hereby certifies that the he/she has received, read and understands the policies and procedures set forth in the current Compliance Manual regarding insider trading and the handling of material, non-public information. The undersigned understands that there are several ways he/she may receive material, non-public information and that this information must not be disclosed to anyone or used for personal gain or the gain of others. The following are examples, and are not meant to be an inclusive list of potential sources of material, non-public information: Business relationships (such as analysts/brokers); Social networks, including online; Living arrangements (such as roommates or close neighbors); Business networks (such as trade associations, professional associations) or Family members. The undersigned should immediately alert the CCO if he/she believes he/she has come into possession of material, non-public information or if he/she has a concern that a business or personal relationship or arrangement could result in the receipt of material, non-public information. I hereby certify that I have complied with and will continue to comply with the Insider Trading policies and procedures set forth in the Firm’s Compliance Manual. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature

Outside Business Activity Report Any employment or other outside activity by an employee may result in possible conflicts of interests for the employee or for the Firm and therefore should be reviewed and approved by the CCO or designee. Employees are generally not allowed to serve on the board of directors of any publicly traded companies absent the prior authorization of the CCO or designee. Other outside activities, which must be reviewed and approved, include: Being employed or compensated by any other entity; Engaging in any other business including part-time, evening or weekend employment; Serving as an officer, director, partner, etc., in any other entity; Ownership interest in any non-publicly traded company or other private investments; or, Any public speaking or writing activities. Written approval for any of the above activities is to be obtained by an employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the Firm and any conflicts of interests in such activities may be addressed. An employee seeking approval shall provide the following information to the CCO or designee: The name and address of the outside business organization; A description of the business of the organization; Compensation, if any, to be received; A description of the activities to be performed; and The amount of time per month that will be spent on the outside activity. Because employee involvement in charitable, non-public organization, civic and trade association activities is encouraged, such outside activities will generally be approved unless a clear conflict of interest exists. Employees must update annually any requests for approval of an outside activity. Outside Business Activity Attestation Do you participate, engage, and/or serve in any activities outside our firm? Yes No I hereby certify that I have accurately disclosed all Outside Activities as required to be reported by the Firm’s Code of Ethics. I also certify that if any changes have been made to my Outside Business Activities, I will disclose those changes accordingly to the Firm’s compliance team. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature

Political Contribution Report You are permitted to pursue legitimate political activities and to make political contributions to the extent permitted under U.S. law. However, you are prohibited from making contributions to U.S. state or local officials or candidates for state or local office if those contributions are intended to influence the award or retention of municipal finance business or any other business. As a covered person of Aristotle you are generally permitted to contribute: up to $350 to an official per election (with primary and general elections counting separately), if you are entitled to vote for the official at the time of the contribution, and; up to $150 to an official per election (with primary and general elections counting separately), if you are not entitled to vote for the official at the time of the contribution. You may not circumvent these rules by having your spouse or other member of your household make a contribution on your behalf. For new employees, please disclose any political contributions made within the last two years of new hire date. IMPORTANT INFORMATION: Do not make the political contribution unless you are advised that the pre-clearance has been approved. You may not circumvent these rules by having your spouse or other member of your household make a contribution on your behalf. Please select one of the options that accurately describes your political contributions listed above. I have made political contributions in the last 2 years I have not made any political contributions within the last 2 years Social Media Attestation As applicable, please indicate whether or not you use Social Media on behalf of the Firm: I do not use Social Media on behalf of the Firm My business activities on behalf of the Firm using Social Media are according to the policies and procedures as set forth in the Firm’s Compliance Manual I hereby certify that I have complied with and will continue to comply with the Social Media policies and procedures set forth in the Firm’s Compliance Manual. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature Privacy Policy Attestation I hereby certify that I have read and understand the Privacy Policy in its entirety and will comply with its requirements. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature

EXHIBIT C

EXHIBIT C User Account Aristotle Review (AristotleReview) Requested Date Time Status Pending Completion System Document Descriptor Annual Compliance Packet Submitted Date/Time Version Status Current Requested By Due Date/Time This form must be completed and submitted by the due date listed on the Certification Request Alert as well as the Outstanding Certifications List. Please ensure all broker accounts, private investments, and political contributions are included. If not, such information should be added via the appropriate request tab or notify a member of the Compliance team to disclose. Any technical questions should be sent to aristotle@fairviewinvest.com or starcompliance@aristotlecap.com ANNUAL COMPLIANCE CERTIFICATIONS Code of Ethics Receipt The below links provide access to the Code of Ethics (“Code”). Please select the link, open the document and review the current version of the Code. Once completed, please attest that you have read and understand the Code. Please note, once you have clicked on the below link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification. Aristotle Capital Boston, LLC—Code of Ethics I hereby acknowledge receipt of the current Code, including any applicable amendments. I hereby certify that I Recently have read/re-read the Code (including any amendments thereto); Understand the Code; and Recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Printed Electronic Signature

Compliance Manual Receipt The below links provide access to the Compliance Manual(s) for each entity where you have reporting requirements. Please select each link, open the document, and review the updated version of the respective Manual. Once completed, please attest that you have read and understand each Manual. Please note, once you have clicked on the appropriate Manual(s), a new window should open where you can access each Manual. Once you have reviewed the Manual, you can close that window and return to this certification. Aristotle Capital Boston, LLC—Compliance Manual I hereby acknowledge receipt of the current Compliance Manual(s), including any applicable amendments. I hereby certify that I Recently have read/re-read the Compliance Manual(s) (including any amendments thereto); Understand the Compliance Manual(s); and Recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Compliance Manual(s) and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Compliance Manual(s). Moreover, I agree to promptly report to the Chief Compliance Officer or designee any violation or possible violation of the Compliance Manual(s) of which I become aware. I understand that violation of the Compliance Manual(s) will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Printed Electronic Signature

Annual Holdings / Broker Accounts Report This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the reporting period, please attach the account statement to this Certification in the section below. For purposes of this report, “immediate family member” shall include an access person’s: Spouse or domestic partner; Children under the age of 18; and Any relative residing in the same household as the access person. By signing this Certification, you are certifying that the accounts listed below constitute all the accounts in which you (or an immediate family member) have a direct or indirect beneficial interest and in the event StarCompliance is not receiving an electronic feed for your broker accounts, you have arranged to have account statements uploaded to StarCompliance or are providing documentation of your reportable transactions and year-end holdings. Account statements containing all required information may be used to comply with the Firm’s requirements for personal securities reporting if submitted timely. To the extent that an account statement lacks some of the information otherwise required to be reported, a year-end holdings and annual transaction report containing the missing information may be attached as a supplement to the statement. Account types are defined as: REPORTABLE ACCOUNTS: A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks, ETFs and mutual funds advised or sub-advised by Aristotle. DISCRETIONARY ACCOUNTS: A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for discretionary accounts when you or an immediate family member exercises direct or indirect control over the account. Generally, an access person, or his or her immediate family, will be deemed to have direct or indirect control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. An additional form must be completed for discretionary accounts. NON-REPORTABLE ACCOUNTS: Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds (unless they are Aristotle advised or sub-advised mutual funds); (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect control. Accounts Broker Name Broker Account Primary Owner Broker Account Number Account Type Account Type Description Broker Account Name Date Opened Date ClosedAccount Status Annual Holdings / Broker Accounts Attestation Per the account type definitions, please select one of the below options that accurately describes your account(s) listed above. The accounts are reported accurately One or more of the accounts are reported inaccurately One or more accounts are missing I do not have any accounts For any Discretionary—Externally Managed account(s), did you or an immediate family member directly or indirectly exercise influence or control over any transactions that occurred in these accounts during this reporting period?

Yes No I do not have any Discretionary—Externally Managed accounts managed by a third party Private Investments or Limited Offerings Attestation This Certification also includes all of the Private Investments or Limited Offerings you have reported that are held for the direct or indirect benefit of you or an immediate family member. PRIVATE INVESTMENTS OR LIMITED OFFERINGS: A Private Investment or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company. Private Investments Included below is a list of Private Investments you hold at the end of this period Issuer Name Issuer LocationIssuer Description Current Estimated Amount Total Investment Amount Total Distribution Amount Currency Code Reference Code Please select one of the below options that accurately describes your Private Investment(s) and Limited Offerings listed above. The Private Investments and Limited Offerings are reported accurately. One or more of the Private Investments or Limited Offerings are reported inaccurately. One or more Private Investments or Limited Offerings are missing. I do not have any Private Investments or Limited Offerings. In the event that you would like to provide any statements or documentation related to your accounts, Private Investments or Limited Offerings, please do so via the below uploader. No files selected I hereby certfiy that the accounts listed above constitute all the accounts in which I (or an immediate family member) have a direct or indirect beneficial interest as required to be reported by the Firm’s Compliance Manual and Code of Ethics. I also confirm that if any changes have been made to my accounts, I will disclose those changes accordingly to the Firm’s compliance team. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature

Outside Business Activity Report Any employment or other outside activity by an employee may result in possible conflicts of interests for the employee or for the Firm and therefore should be reviewed and approved by the CCO or designee. Employees are generally not allowed to serve on the board of directors of any publicly traded companies absent the prior authorization of the CCO or designee. Other outside activities, which must be reviewed and approved, include: Being employed or compensated by any other entity; Engaging in any other business including part-time, evening or weekend employment; Serving as an officer, director, partner, etc., in any other entity; Ownership interest in any non-publicly traded company or other private investments; or, Any public speaking or writing activities. Written approval for any of the above activities is to be obtained by an employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the Firm and any conflicts of interests in such activities may be addressed. An employee seeking approval shall provide the following information to the CCO or designee: The name and address of the outside business organization; A description of the business of the organization; Compensation, if any, to be received; A description of the activities to be performed; and The amount of time per month that will be spent on the outside activity. Because employee involvement in charitable, non-public organization, civic and trade association activities is encouraged, such outside activities will generally be approved unless a clear conflict of interest exists. Employees must update annually any requests for approval of an outside activity. Outside Activities Positions Outside Of Company Access Person Officer/Director Positions Outside Of Principal Firm Significant Ownership

Outside Business Activity Attestation Please select one of the below options that accurately describes your Outside Business Activities listed above. The Outside Business Activities are reported accurately. One or more of the Outside Business Activities are reported inaccurately. One or more Outside Business Activities are missing. I do not participate in any Outside Business Activities. I hereby certify that I have accurately disclosed all Outside Activities as required to be reported by the Firm’s Code of Ethics. I also certify that if any changes have been made to my Outside Business Activities, I will disclose those changes accordingly to the Firm’s compliance team. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature Social Media Attestation As applicable, please indicate whether or not you use Social Media on behalf of the Firm: I do not use Social Media on behalf of the Firm. My business activities on behalf of the Firm using Social Media are according to the policies and procedures as set forth in the Firm’s Compliance Manual I hereby certify that I have complied with and will continue to comply with the Social Media policies and procedures set forth in the Firm’s Compliance Manual. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature

Privacy Policy Attestation I hereby certify that I have read and understand the Privacy Policy in its entirety and will comply with its requirements. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature Insider Trading Attestation The undersigned access person hereby certifies that the he/she has received, read and understands the policies and procedures set forth in the current Compliance Manual regarding insider trading and the handling of material, non-public information. The undersigned understands that there are several ways he/she may receive material, non-public information and that this information must not be disclosed to anyone or used for personal gain or the gain of others. The following are examples, and are not meant to be an inclusive list of potential sources of material, non-public information: Business relationships (such as analysts/brokers); Social networks, including online; Living arrangements (such as roommates or close neighbors); Business networks (such as trade associations, professional associations) or Family members. The undersigned should immediately alert the CCO if he/she believes he/she has come into possession of material, non-public information or if he/she has a concern that a business or personal relationship or arrangement could result in the receipt of material, non-public information. I hereby certify that I have complied with and will continue to comply with the Insider Trading policies and procedures set forth in the Firm’s Compliance Manual. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature

CyberSecurity Policy Attestation The below links provide access to the Cybersecurity Policies & Procedures. Please select the link, open the document and review the current version of the Cybersecurity Policy. Once completed, please attest that you have read and understand the Cybersecurity Policies & Procedures. Please note, once you have clicked on the below link, a new window should open where you can access the Cybersecurity Policies & Procedures. Once you have reviewed the document, you can close that window and return to this certification. Aristotle Cybersecurity Policies and Procedures I hereby acknowledge receipt of the current Cybersecurity Policies & Procedures including any applicable amendments. I hereby certify that I Recently have read/re-read the Cybersecurity Policies & Procedures (the “Cybersecurity Policies”) including any amendments thereto; Understand the Cybersecurity Policies; Recognize that I am subject to its provisions as an access person and by the access and use of the Firm’s computer systems and network; and I have complied with and will continue to comply with the requirements of the Cybersecurity Policies. Moreover, I agree to promptly report to my supervisor or a member Computer Incident Response Team any violation or possible violation of the Cybersecurity Policies, including but not limited to the compromise of any network password, any known threats to the network and any jeopardized or actual loss of company data, including client information. I understand that violation of the Cybersecurity Policies will be grounds for disciplinary action or potential dismissal and may also be a violation of federal and/or state securities laws. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature

EXHIBIT D

EXHIBIT D User Account Requested Date Time Status Pending Completion System Document Descriptor Quarterly Code of Ethics Report Submitted Date/Time Version Status Current Requested By Due Date/Time This form must be completed and submitted by the due date listed on the Certification Request Alert as well as the Outstanding Certifications List. Please ensure all broker accounts, private investments, and political contributions are included. If not, such information should be added via the appropriate request tab or notify a member of the Compliance team to disclose. Any technical questions should be sent to aristotle@fairviewinvest.com or starcompliance@aristotlecap.com QUARTERLY CODE OF ETHICS CERTIFICATION Account Type Definitions This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the quarter end, please attach the account statement to this Certification in the section below. For purposes of this report, “immediate family member” shall include an access person’s: (a) spouse or domestic partner; (b) children under the age of 18; and (c) any relative residing in the same household as the access person. By signing this Certification, you are certifying that the accounts listed below constitute all the accounts in which you (or an immediate family member) have a direct or indirect beneficial interest and in the event StarCompliance is not receiving an electronic feed for your broker accounts, you have arranged to have account statements uploaded to StarCompliance or are providing documentation of your reportable quarterly transactions. Account statements containing all required information will be used to comply with the Firm’s requirements for personal securities reporting and should be submitted timely. To the extent that an account statement lacks some of the information otherwise required to be reported, a transaction report containing the missing information may be submitted as a supplement to the statement. Account types are defined as: REPORTABLE ACCOUNTS: A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stock, ETFs and mutual funds advised or sub-advised by Aristotle. DISCRETIONARY ACCOUNTS: A Discretionary Account is one in which you, or an immediate family member, have delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for Discretionary Accounts when you or an immediate family member exercises direct or indirect control over the account. Generally, an access person, or his or her immediate family, will be deemed to have direct or indirect control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. An additional form must be completed for Discretionary Accounts. NON-REPORTABLE ACCOUNTS: Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds (unless they are Aristotle advised or sub-advised mutual funds); (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member have the ability to exercise direct or indirect control. Accounts Broker Name Broker Account Primary Owner Broker Account Number Account Type Broker Account Name Date Opened Date Closed Account Status Quarterly Account Attestation

Per the account type definitions, please select one of the below options that accurately describes your account(s) listed above. The accounts are reported accurately One or more of the accounts are reported inaccurately I do not have any accounts Did you open or close any accounts during the quarter? Yes No Please provide additional details on the account(s) that were opened or closed. Please only consider answering “Yes” to the next question if you currently have a discretionary account. A discretionary account is one in which you, or an immediate family member, have delegated control over the account to an outside manager, including managed accounts and trusts. If you respond “Yes” provide details in the space provided below. Did you or an immediate family member directly or indirectly exercise influence or control over any transactions that occurred in your Discretionary Account(s) during this quarter? Yes No Please provide additional details about providing influence or control of security transactions within your Discretionary Account(s). Private Investments Included below is a list of Private Investments you hold at the end of this period Issuer Name Issuer Location Issuer Description Current Estimated Amount Total Investment Amount Currency Code Total Distribution Amount Private Investment Attestation As defined in the Firm’s Code of Ethics, please select one of the options that accurately describes your Private Investments listed above. The Private Investments are reported correctly One or more of the Private Investments are reported incorrectly or missing I do not have any Private Investments Political Activities

Quarterly Combined Report Employee Name: Office: Period: Quarterly Code of Ethics Report Line Of Business: Aristotle Capital Boston, LLC Included below is a list of donations you have reported to political entities during this period Included below is a list of donations you have reported to public officials during this period Political Activities Attestation As defined in the Firm’s Code of Ethics, please indicate if you made any political contributions during the quarter. I made a political contribution during the quarter I have not made any political contributions during the quarter Please provide commentary on any new political contributions. Quarterly Code of Ethics Attestation By completing the following Printed Electronic Signature, you are certifying that to the best of your knowledge, the above information is correct. Additionally, you are certifying that you have complied with and will continue to comply with the requirements of the Code of Ethics and that you have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics. Moreover, you agree to promptly report to the Chief Compliance Officer or designee any violation or possible violation of the Code of Ethics of which you become aware. You understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. The following Printed Electronic Signature attestation will serve as certification for each entity listed below: Aristotle Capital Boston, LLC Printed Electronic Signature

EXHIBIT E

Sample Form of Brokerage Letter

(For use when electronic data feed is not available from the custodian)

[Date]

[Broker Name]

[Address]

Re: Account No.                                                       Account Name

Dear [Broker Name],

As of [Date], please send to Aristotle Capital Boston, LLC, a duplicate confirmation of each transaction in the above-named account and a duplicate monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

Aristotle Capital Boston, LLC

c/o 1330 St. Mary’s Street

Suite 400

Raleigh, NC 27605

Attention: Chief Compliance Officer

Thank you for your prompt attention to this matter.

Sincerely,

[Access Person]

cc: Chief Compliance Officer

EXHIBIT F

EXHIBIT F User Account Requested Date Time Status Pending Completion System Document Descriptor Code of Ethics Receipt Submitted Date/Time Version Status Current Requested By Due Date/Time The due date for this form is listed on the certification request alert and your StarCompliance Homepage. Any technical questions should be sent to aristotle@fairviewinvest.com CODE OF ETHICS RECEIPT Code of Ethics Receipt The below links provide access to the Code of Ethics (“Code”). Please select the link, open the document, and review the updated version of the Code. Once completed, please attest that you have read and understand the Code. Please note, once you have clicked on the appropriate link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification. Aristotle Capital Boston, LLC—Code of Ethics I hereby acknowledge receipt of the current Code, including any applicable amendments. I hereby certify that I Recently have read/re-read the Code (including any amendments thereto); Understand the Code; and Recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptly report to the Chief Compliance Officer or designee any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Printed Electronic Signature

EXHIBIT G

Political Contribution Pre-clearance Request

EXHIBIT H

Gift Reporting Form

EXHIBIT I

Outside Activity Reporting Form

CODE OF ETHICS ANB STANBARBS OF PROFESSIONAL CONDUCT PREAMBLE The CFA Institute Code of Ethics and Standards of Professional Conduit are fundamental to the values of CFA Institute and essential to achieving its mission to lead the investment profession plobally by promotinp the highest standards of ethics, education, and professional excellence for the ultimate benefit of Society. Hiph ethical standards are critical to maintaininp the public’s trust in financial markets and in the investment profession. Singe their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for meas- urinp the ethics of investment professionals globally, repardless ofjob function, cultural differences, or local laws and repulations. AII CFA Institute members (includinp holders of the Chartered Financial Analyste [CFAI] desipnation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility. Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, revocation of candidacy in the CFA Program, and revocation of the right to use the CFA desipnation Members of CFA Institute (including CFA charterholders) and candidates for the CFA designation (“Members and Candidates”) must: ACt with integrity, competence. diligence, respect and in an • Practice and encourage others to practice in a professional and ethical manner with the public, clients, prospective clients, ethical manner that will reflect credit on themselves and the employers, employees, colleagues in the investment profession, profession. and other participants in the global capital markets. • Promote the integrity and viability of the global capital markets for Place the inteprity of the investment profession and the interests the ultimate benefit of society. of clients above their own personal interests. • Maintain and improve their professional competence and strive Llse reasonable care and exercice independent professional judg- to maintain and improve the competence of other investment ment when conducting investment analysis, makinp investment professionals. recommendations, taking investment aEtions, and engaping in other professional activities. STANDARDS 0F PROFESSIONAL EONBUET PRBFESSIONALISM Knowledge of the Law. Members and Candidates must under- c. Misrepresentation. Members and Candidates must not knowingly stand and comply with all applicable laws, rules, and regulations (inCluding the CFA Institute Code of Ethics and Standards of make any misrepresentations relating to investment analysis, recommendations. actions, or other professional activities. Professional Eonduct) of any government, regulatory organiza- o. Misconduct. Members and Candidates must not enpage in any tion, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or requla- tion. Members and Candidates must not knowingly participate professional conduct involving dishonesty, fraud, or deceit or coMmit any act that refleEts adversely on their professional repu- tation, integrity, or competence. or assist in and must dissociate from any violation of such laws, Il. INTEGRITY 0F CAPITAL MARKETS rules, or regulations. A. Material Nonpublin Information. Members and Candidates whoIndependence and Objectivity. Members and Candidates must use reasonable Care and judgment to aChieve and maintain inde- pendence and objectivity in their professional activities. Memberspossess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information. and Candidates must not offer, solicit, or accept any gift, benefit, B. Market Manipulation. Members and Candidates must not engage compensation, or consideration that reasonably could be expected to compromise their own or another’s independence and objectivityin practices that distort prices or artificially inflate trading volume with the intent to mislead market participants. WWW.cfainstitute.orp

BIJTIES T0 CLIENTS V. INVESTMENT ANALYSIS, RECOMMENDATIBNS, AND ACTIONS Loyalty, Prudence, and Bare. Members and Candidates have a duty A. diligence and Reasonable Basis. Members and Eandidates must: of loyalty to their clients and must act with reasonable care and 1. Exercise diligence, independence, and thoroughness in exercise prudent judgment. Members and Eandidates must act for analyzing investments, making investment recommendations, the benefit of their clients and place their clients’ interests before and taking investment actions. their employer’s or their own interests. Z. Have a reasonable and adequate basis, supported by appro- Fair oealing. Members and Candidates must deal fairly and objec- priate research and investigation, for any investment analysis, tively with all clients when providing investment analysis, making recommendation, or action. investment reEommendations, taking investment action, or B. Bommunlcatlon with Clients and Prospectlve Bllents. Members engaging in other professional aEtivities. and Eandidates must: c. Suitability. 1. Bisclose to clients and prospective clients the basic format When Members and Eandidates are in an advisory relationship and general principles of the investment promesses they use with a client. they must: to analyze investments, select seEurities, and EonstruEt port- Make a reasonable inquiry into a client’s or prospective folios and must promptly disElose any Ehanges that might client’s investment experience, risk and return objectives, materially affeEt those proEesses. and financial constraints prior to making any investment Z. BiSElose to clients and prospeEtive Elients signÏficant Iimita- recommendation or taking investment action and must tions and risks assoEiated with the investment proEess. reassess and update this information regularly. 3. Use reasonable judgment in identifying which factors are determine that an investment is suitable to the client’s important to their investment analyses, recommendations, financial situation and consistent with the client’s written or actions and include those factors in communications with objectives. mandates, and constraints before making an clients and prospective clients. investment recommendation or taking investment antion. 4. distinguish between fact and opinion in the presentation of Judge the suitability of investments in the Eontext of the investment analysis and recommendations. Elient’s total portfolio. B. Record Retentlon. Members and Candidates must develop and Z. When Members and Candidates are responsible for managing maintain appropriate records to support their investment anal- a portfolio to a speCific mandate. strategy, or style, they must yses, recommendations, actions, and other investment-related make only investment recommendations or take only invest- communications with clients and prospective clients. ment actions that are consistent with the stated objectives and constraints of the portfolio. VI. CONFLICTS OFINTEREST D. Performance Presentation. When communicating investment A. oisclosure of Conflicts. Members and Candidates must make performance information, Members and Eandidates must make full and fair disclosure of all matters that EOUId reasonably be reasonable efforts to ensure that it is fair, accurate, and complete. expeEted to impair their independenEe and objeEtivity or inter- E. Preservation of Confidentiality. Members and Eandidates must fere with respective duties to their clients, prospective clients, keep information about current, former, and prospective clients and employer. Members and Candidates must ensure that such confidential unless: disclosures are prominent, are delivered in plain language, and The information concerns illegal activities on the part of the communicate the relevant information effectively. client or prospective client, B. Priorité of Transactions. Investment transactions for clients and E. Bisclosure is required by law, or employers must have priority over investment transactions in 3. The client or prospective Client permits dÏSElosure of the which a Member or Candidate is the beneficial owner. information. C. Referral Fees. Members and Eandidates must disclose to their employer, clients, and prospective clients, as appropriate, any DUTIES TB EMPLOYERS Loyalty. In matters related to their employment. Members and Candidates must act for the benefit of their employer and not compensation. consideration, or benefit received from or paid to others for the reEommendation of products or serviEes. deprive their employer of the advantage of their skills and abili- VII.RESPONSIBILITIES AS A CFA INSTITUTE MEMBER BR CFA CANDIDATE ties, divulge confidential information, or otherwise cause harm to A. Conduct as Participants in CFA Institute Programs. Members and their employer. Candidates must not engage in any condUEt that compromises Additional Compensation Arrangements. Members and Candi- the reputation or integrity of CFA Institute or the CFA designation dates must not accept gifts, benefits, compensation, or or the integrity. validity, or security of the CFA Institute programs. consideration that competes with or might reasonably be B. Reference to CFA Institute, the CFA Oesignation, and the CFA expected to create a conflict of interest with their employer’s Program. When referring to CFA Institute, CFA Institute member- interest unless they obtain written consent from all parties ship, the CFA designation, or candidacy in the CFA Program, involved. Members and Eandidates must not misrepresent or exaggerate c. Responsibilities of Supervisors. Members and Candidates must the meaning or implications of membership in EFA Institute, make reasonable efforts to ensure that anyone subject to their holding the EFA designation, or candidacy in the EFA program. supervision or authority Eomplies with appliEable laws, rules, regulations, and the Eode and Standards. tt CFA Institute www.cfainstitute.orp